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                                 EXHIBIT 23.1

                [LOGO OF MCGLADREY & PULLEN, LLP APPEARS HERE]

CONSENT OF INDEPENDENT AUDITOR'S


We hereby consent to the incorporation of our report, dated July 23, 1999, included in this Form 10-KSB in the previously filed registration statement of Hi-Shear Technology on Form S-8 (No.33-868989).


/s/ McGladrey & Pullen, LLP   McGladrey & Pullen, LLP

Anaheim, California
August 16, 1999

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